[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

Exhibit 10.31.5

EXECUTION VERSION

EVERBANK

Warehouse Finance

100 Summer Street, Suite 3232

Boston, MA 02110

May 22, 2015

loanDepot.com, LLC

26642 Towne Center Drive

Foothill Ranch, California 92610

Attention: Jon C. Frojen

Re: Fifth Amendment to Master Repurchase Agreement and Pricing Letter (“Fifth Amendment”).

This Fifth Amendment is made this 22nd day of May, 2015 (the “Amendment Effective Date”), to that certain Master Repurchase Agreement, dated as of March 20, 2014 (the “Repurchase Agreement”), as amended, and the Pricing Letter, dated as of March 20, 2014 (the “Pricing Letter”), as amended, in each case by and between loanDepot.com, LLC (“Seller”), and EverBank (“Buyer”). The Repurchase Agreement, the Pricing Letter and all amendments thereto are sometimes hereinafter collectively referred to as the “Agreement.”

WHEREAS, Seller requested that Buyer amend the Agreement; and

WHEREAS, Seller and Buyer have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

SECTION 1. Amendments.

(a) Sections 1, 2 and 3 of the Pricing Letter are hereby amended and restated in their entirety as follows:

Section 1. Definitions. The following terms shall have the meanings set forth below.

“Adjusted Indebtedness” means, at any date, the result of (a) Seller’s Indebtedness on such date, minus (b) the unpaid principal of Seller’s Subordinated Debt on such date (to the extent such Subordinated Debt is excluded from Seller’s Indebtedness in calculating Seller’s Adjusted Tangible Net Worth on such date in accordance with the definition thereof).

“Aged Mortgage Loan” shall mean a Mortgage Loan, other than a Jumbo Mortgage Loan, an Agency HARP2 Loan, a Low FICO Government Loan, or a Manufactured Housing Mortgage Loan, subject to a Transaction hereunder for more than 60 days but not more than 90 days.

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

“Aged State Agency Program Loan” shall mean a State Agency Program Loan subject to a Transaction hereunder for more than 60 days but not more than 90 days.

“Agency HARP2 Loans” is a collective reference to HARP2 DU Refi Plus Loans and HARP2 LP Relief Refinance Loans.

“Aging Limit” shall mean (a) [***] days following the Purchase Date for Mortgage Loans other than Aged Mortgage Loans, and (b) [***] days following the Purchase Date for Aged Mortgage Loans.

“Annual Financial Statement Date” shall mean December 31, 2013.

“Approved Mortgage Product” shall mean the following mortgage products approved by Buyer for Transactions under the Agreement: Conforming Mortgage Loans, Eligible Government Mortgage Loans, Jumbo Mortgage Loans, Agency HARP2 Loans, Low FICO Government Loans, State Agency Program Loans, Manufactured Housing Mortgage Loans, Wet Mortgage Loans, Aged State Agency Program Loans and Aged Mortgage Loans. In no event shall an Ineligible Product be an Approved Mortgage Product.

“Change in Control” shall mean:

(a) any transaction or event as a result of which Trilogy Mortgage Holdings, Inc. shall cease to own at least 40% of the shares, limited liability company interests or other equity interests of Seller;

(b) any transaction or event as a result of which Anthony Hsieh shall cease to own at least 99.3% of the capital stock of Trilogy Mortgage Holdings, Inc.;

(c) the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction); or

(d) the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions); or

(e) Anthony Hsieh or Tomo Yebisu shall no longer be both (i) employed by Seller, and (ii) involved in the day to day operations of Seller; or

(f) a change in the majority of the managers, board of directors or similar governing body of Seller during any twelve month period.

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

“Concentration Category” shall mean, with respect to Mortgage Loans, each category set forth under the heading “Concentration Category” in the table included in the definition of “Concentration Limit.”

“Concentration Limit” shall mean, as of any date of determination, with respect to the Eligible Mortgage Loans included in any Concentration Category, the applicable amount that the aggregate Purchase Price for such Eligible Mortgage Loans may not at any time exceed, as set forth in the below table.

Concentration Category	Concentration Limit (percentages based on Maximum Purchase Amount)
Wet Mortgage Loans	[***]

Jumbo Mortgage Loans	[***]

Agency HARP2 Loans	[***]

Low FICO Government Loans	[***]

State Agency Program Loans	[***]

Manufactured Housing Mortgage Loans	[***]

Aged Mortgage Loans	[***]

“Conforming Mortgage Loan” shall mean a Mortgage Loan (other than an Agency HARP2 Loan, a State Agency Program Loan or a Manufactured Housing Mortgage Loan) that conforms to the requirements of an Agency for securitization or cash purchase, and which has a FICO score of at least 620.

“Eligible Government Mortgage Loan” shall mean a Government Mortgage Loan (other than a Manufactured Housing Mortgage Loan) which has a FICO score of at least 580.

“ERISA Liability Threshold” shall mean $250,000.

“Facility Termination Threshold” shall mean $5,000,000.

“Fidelity Insurance Requirement” shall mean (a) $1,000,000 for fidelity coverage, with a maximum deductible of $50,000, and (b) $1,500,000 for errors and omissions coverage, with a maximum deductible of $50,000.

“Financial Reporting Party” shall mean Seller.

“HARP2 DU Refi Plus Loan” shall mean a first-lien Mortgage Loan originated using Desktop Underwriter and (i) that is originated in accordance with the requirements of the Fannie Mae Selling Guide for the DU Refi Plus program, (ii) that has a FICO score of not less than 620 and (iii) that otherwise conforms to the requirements of Fannie Mae for securitization or cash purchase.

“HARP2 LP Relief Refinance Loan” shall mean a first-lien Mortgage Loan originated using Loan Prospector and (i) that is originated in accordance with the requirements of the Freddie Mac Single-Family Seller/Servicer Guide for the Relief Refinance Mortgage – Open Access program, (ii) that has a FICO score of not less than 620 and (iii) that otherwise conforms to the requirements of Freddie Mac for securitization or cash purchase.

“Ineligible Product” shall mean any mortgage product that is not an Approved Mortgage Product. Unless approved by Buyer in writing in advance on a case-by-case basis and subject to additional documentation, “Ineligible Product” shall also mean any Mortgage Loans with respect to which any Mortgagor thereunder is a shareholder, director, officer, or employee of Seller or an Affiliate, or a Relative of any of the foregoing.

“Jumbo Mortgage Loan” shall mean a Mortgage Loan (i) with a principal balance of not more than Two Million Dollars ($2,000,000.00) (ii) that except with respect to the original principal balance thereof, conforms to the requirements for securitization or cash purchase by an Agency, (iii) that satisfies Buyer’s underwriting guidelines for jumbo mortgage loans, (iv) that has a FICO score of at least 700, (v) with a Loan-to-Value Ratio of not greater than 80%, and (vi) that is subject to a Takeout Commitment.

“LIBOR Floor” shall mean 0.00%.

“Litigation Threshold” shall mean $1,000,000.

“Low FICO Government Mortgage Loan” shall mean an Eligible Government Mortgage Loan which has a FICO score equal to or greater than 580 but less than 620.

“Manufactured Housing Mortgage Loans” shall mean any first-lien Mortgage Loan (a) with a FICO score not below 620 and (b) with respect to which the Mortgaged Property is a manufactured dwelling and (i) such Mortgage Loan conforms with the applicable Agency requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

Housing Mortgage Loan is (A) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (B) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code.

“Maximum Purchase Amount” shall mean $150,000,000 minus the then outstanding principal balance of the Loan (as defined in the Servicing Rights Facility).

“Monthly Financial Statement Date” shall mean January 31, 2015.

“Post-Default Rate” shall mean a rate per annum equal to [***].

“Pricing Spread” shall mean:

Type of Mortgage Loan	Percentage

Conforming Mortgage Loans and Eligible Government Mortgage Loans (excluding Low FICO Government Loans)	[***]

Jumbo Mortgage Loans	[***]

Agency HARP2 Loans	[***]

Low FICO Government Loans	[***]

State Agency Program Loans	[***]

Manufactured Housing Mortgage Loans	[***]

Aged Mortgage Loans	[***]

Mortgage Loans exceeding the applicable Transaction Term Limitation	[***]

When a Purchased Mortgage Loan may qualify for two or more Pricing Spreads hereunder, unless otherwise expressly agreed to by Buyer in writing, such Purchased Mortgage Loan shall be assigned the higher Pricing Spread, as applicable.

“Purchase Price” shall mean the price at which each Purchased Mortgage Loan is transferred by Seller to Buyer, which shall equal:

(a) on the Purchase Date, the applicable Purchase Price Percentage multiplied by the least of: (i) the Market Value of such Purchased Mortgage Loan, or (ii) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule, or (iii) the price set forth in the related Takeout Commitment; and

(b) on any day after the Purchase Date, except where Buyer and Seller agree otherwise, the amount determined under the immediately preceding clause (a) decreased by the amount of any cash transferred by Seller to Buyer pursuant to Section 4 or 5 of the Agreement or applied to reduce Seller’s obligations under Section 9 of the Agreement.

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

“Purchase Price Percentage” shall mean:

Type of Mortgage Loan	Percentage

Conforming Mortgage Loans and Eligible Government Mortgage Loans (excluding Low FICO Government Loans)	[***]

Jumbo Mortgage Loans	[***]

Agency HARP2 Loans	[***]

Low FICO Government Loans	[***]

State Agency Program Loans	[***]

Manufactured Housing Mortgage Loans	[***]

Aged Mortgage Loans	[***]

Aged State Agency Program Loan	[***]

When a Purchased Mortgage Loan may qualify for two or more Purchase Price Percentages hereunder, unless otherwise expressly agreed to by Buyer in writing, such Purchased Mortgage Loan shall be assigned the lower Purchase Price Percentage, as applicable.

“Relative” shall mean a spouse, domestic partner, cohabitant, child, stepchild, grandchild, parent, stepparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, grandparent, great grandparent, brother, sister, half-brother, half-sister, stepsibling, brother-in-law, sister-in-law, aunt, great aunt, uncle, great uncle, niece, nephew, or first cousin (that is, a child of an aunt or uncle).

“Servicing Rights Facility” shall mean that certain Loan and Security Agreement, dated as of May 22, 2015, by and between Seller and Buyer, as the same may be amended or revised from time to time.

“State Agency Program Loan” shall mean a mortgage loan originated by Seller in accordance with the applicable guidelines of, and in anticipation of sale to, state housing authorities, as approved by Buyer in writing in its sole discretion.

“Surplus Amount” shall mean $25,000.

“Termination Date” shall mean shall mean the earliest of (i) March 16, 2016, (ii) such date as Buyer may determine in its sole discretion by written notice to Seller (provided that in the event of such notice of termination, the Repurchase Date with respect to outstanding Transactions shall not be accelerated in the absence of (a) an Event of Default or (b) the occurrence of a termination in accordance with clauses (i) or (iii) of this definition) or (iii) such date as determined by Buyer pursuant to its rights and remedies under the Agreement.

“Test Date” shall mean the last day of each calendar month with respect to Sections 3(a), 3(b) and 3(c) below and the last day of each fiscal quarter with respect to Sections 3(d) below.

“Transaction Term Limitation” shall mean for each Transaction, the number of days such Transaction remains outstanding, which shall not exceed (a) with respect to any Mortgage Loan other than an Aged Mortgage Loan, 60 days and (b) with respect to an Aged Mortgage Loan, 90 days.

“Warehouse Fees” shall mean those fees listed on Schedule 1 hereto.

“Wet Delivery Deadline” shall mean, with respect to each Wet Loan, the date that is seven (7) Business Days following the related Purchase Date for such Wet Loan.

Section 2. No Commitment. The Agreement does not constitute a commitment by Buyer to enter into Transactions under the Agreement. The parties acknowledge that Buyer will enter into Transactions with Seller in Buyer’s sole discretion and subject to satisfaction of all terms and conditions of the Agreement.

Section 3. Certain Financial Condition Covenants. Without limiting any provision set forth in the Agreement, Seller shall comply with the following covenants (each a “Financial Condition Covenant” and collectively, the “Financial Condition Covenants”), each to be tested on each Test Date occurring prior to the Termination Date:

a) Maintenance of Adjusted Tangible Net Worth. Seller shall maintain an Adjusted Tangible Net Worth of not less than $70,000,000.

b) Maintenance of Ratio of Adjusted Indebtedness to Adjusted Tangible Net Worth. Seller shall maintain the ratio of Adjusted Indebtedness to Adjusted Tangible Net Worth of no greater than 15:1.

c) Maintenance of Liquidity. Seller shall ensure that it has cash and Cash Equivalents (excluding Restricted Cash or cash pledged to Persons other than Buyer), in an amount not less than $20,000,000.

d) Maintenance of Profitability. Seller shall not permit, for any four (4) consecutive fiscal quarters, Seller’s Net Income for such four (4) fiscal quarters (on an aggregate basis) to be less than $1.00.

(b) The Schedule attached as Schedule 1 to the Pricing Letter is hereby amended and restated in its entirety as set forth on Schedule 1 hereto.

(c) The Compliance Certificate attached as Exhibit A to the Pricing Letter is hereby amended and restated in its entirety as set forth on Exhibit A hereto. Buyer and Seller agree that for any period, and only for such period, in which Seller delivers to Buyer a compliance certificate under the Servicing Rights Facility, such Servicing Rights Facility compliance certificate shall be deemed delivery of the Compliance Certificate under the Agreement.

SECTION 2. Fees. Seller agrees to pay, on the Amendment Effective Date, Buyer’s legal fees in connection with the preparation, negotiation and consummation of this Amendment. No other fees are payable in connection herewith.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Fifth Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Buyer to execute and deliver this Fifth Amendment, Seller represents and warrants to Buyer that as of the date hereof, except as otherwise expressly waived by Buyer in writing, Seller is in full compliance with all of the terms and conditions of the Facility Documents, including without limitation all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 6. Governing Law. This Fifth Amendment and any claim, controversy or dispute arising under or related to or in connection with this Fifth Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern.

SECTION 7. Counterparts. This Fifth Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement. This Fifth Amendment, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No signatory to this Fifth Amendment shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Seller and Buyer have caused this Fifth Amendment to be executed and delivered as of the Amendment Effective Date.

EVERBANK, as Buyer

By:

	Name:	Katherine M. Walton
	Title:	Vice President

LOANDEPOT.COM, LLC, as Seller

By:

Name:
Title:

Signature Page to Fifth Amendment

IN WITNESS WHEREOF, Seller and Buyer have caused this Fifth Amendment to be executed and delivered as of the Amendment Effective Date.

EVERBANK, as Buyer

By:

Name:
Title:

LOANDEPOT.COM, LLC, as Seller

By:

	Name:	Jon Frojen
	Title:	Chief Financial Officer

Signature Page to Fifth Amendment

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 1

WAREHOUSE FEES

File Fee: For each Purchased Mortgage Loan, Seller shall pay to Buyer a non-refundable File Fee in the amount of [***]. Each File Fee shall be (a) fully earned, and due and owing on the Purchase Date for the related Purchased Mortgage Loan, and (b) $[***] payable in arrears on the Repurchase Date for such Purchased Mortgage Loan.

Sch. 1-1

COMPLIANCE CERTIFICATE

[PLEASE REVIEW CAREFULLY]

SELLER:	LOANDEPOT.COM, LLC

BUYER:	EVERBANK

TODAY’S DATE:	/ /201

REPORTING PERIOD ENDED:	month(s) ended / /20

This certificate is delivered to Buyer under the Master Repurchase Agreement dated as of March 20, 2014, between the Seller and the Buyer (the “Agreement”), all the defined terms of which have the same meanings when used herein.

I hereby certify that: (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting officer of Seller designated below; (b) to the best of my knowledge, the Financial Statements of Seller from the period shown about (the “Reporting Period”) and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of the Financial Reporting Party as of the end of the Reporting Period and the results of its operations for Reporting Period; (c) a review of the Agreement and of the activities of Seller during the Reporting Period has been made under my supervision with a view to determining Seller’s compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Default or Event of Default, except as disclosed herein (which specifies the nature of existence of each Default or Event of Default, if any, and what action Seller has taken, is taking, and proposes to take with respect to each); (d) all information set forth on the attachment to this Compliance Certificate is true, correct, and complete, and the calculations set forth therein evidence that Seller is in compliance with the requirements of the Agreement at the end of the Reporting Period (or if Seller is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions Seller proposes to take with respect thereto); and (e) Seller was, as of the end of the Reporting Period, in compliance and good standing with applicable Fannie Mae, Ginnie Mae, Freddie Mac, and HUD net worth requirements.

By:
Name:
Title:

Exhibit A-1

SELLER:	LOANDEPOT.COM, LLC
REPORTING PERIOD ENDED:	/ /20

All financial calculations set forth herein are as of the end of the Reporting Period.

1.	ADJUSTED TANGIBLE NET WORTH

The Adjusted Tangible Net Worth of Seller is:
GAAP Net Worth:	$
Minus: Intangible Assets (excluding capitalized Servicing Rights)	$
Minus: Due from Shareholders or Related Parties	$
Minus: Capitalized Servicing Rights	$
Minus: Assets pledged to secure liabilities not included in Indebtedness:	$
Minus: Any other HUD non-acceptable assets:	$
Minus: Investments in Affiliates:	$
Plus: Lesser of (a) most recent MSR Appraised Value, and (b) capitalized Servicing Rights (per above):	$
Plus: Subordinated Debt:	$
ADJUSTED TANGIBLE NET WORTH:	$
REQUIRED MINIMUM		$70,000,000
In compliance?		☐Yes ☐No

2.	INDEBTEDNESS OF THE SELLER

INDEBTEDNESS:	$

3.	LEVERAGE: ADJUSTED INDEBTEDNESS TO ADJUSTED TANGIBLE NET WORTH

Indebtedness (from 2, above)	$
Minus: Subordinated Debt (from 1, above)	$
ADJUSTED INDEBTEDNESS	$
Adjusted Tangible Net Worth (from 1, above)	$
RATIO OF ADJUSTED INDEBTEDNESS / ADJUSTED TANGIBLE NET WORTH:		:1
Maximum permitted		15:1
In compliance?		☐Yes ☐No

Exhibit A-2

4.	LIQUIDITY

Cash	$
Less: Restricted Cash if included above	$
Plus: Cash Equivalents	$
LIQUIDITY	$
Minimum required		$20,000,000
In compliance?		☐Yes ☐No

5.	PROFITABILITY RATIO

Net Income (prior three fiscal quarters)	$
Net Income (fiscal quarter just ended)	$

Total Net Income (prior four fiscal quarters)	$

Minimum required		$1.00 or more
In compliance?		☐Yes ☐No

6.	FACILITIES (Please list all credit facilities including off balance sheet facilities)

Institution	Total Commitment	Outstanding
EverBank Warehouse Lending	$	$
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$

TOTALS	$	$

Exhibit A-3

7.	REPURCHASES / INDEMNIFICATIONS (R&I)

Repurchases	UPB	# of Loans	Actual or Estimated Loss	How were they recorded on the financials?
Beginning Open R&I’s	$		$
New R&I’s received this month	$		$
R&I’s rescinded this month	$		$	n/a
R&I’s settled this month	$		$
Ending Open R&I’s	$		$

*	If you have a detailed schedule of loans subject to repurchases that includes the investor requesting, reason for repurchases, origination date, loan characteristics such as LTV, lien position, occupancy etc., and valuation method if you have estimated your loss exposure, please attach it with this table.

8.	LOAN LOSS RESERVE

	Current Month	Year-to-Date
Beginning loan loss reserve	$	$
Additional loss provision	$	$
Actual charge off	$	$
Ending Loan Loss Reserve	$	$

9.	LITIGATION

	Current Month	Year-to-Date
Pending litigations (Unit)
Expected losses on litigation	$	$

10.	THIRD PARTY REPORTS

All reports received from third parties (such as the SEC, Fannie Mae, Ginnie Mae, Freddie Mac) subsequent to the last reporting period are attached hereto. These reports include the following (if none, write “None”): [            ]

Exhibit A-4

11.	DEFAULTS OR EVENTS OF DEFAULT

Disclose nature and period of existence and action being taken in connection therewith; if none, write “None”: [            ]

12.	OTHER REPORTS REQUIRED (Please attach if applicable)

a.	Indemnification & Repurchase Report for the prior year and current YTD.

b.	Hedge Reports (including: position summary report, MBS & whole loan trade detail, loan level detail report with weighted average take out price).

c.	Summary of year-to-date production, broken out by product type.

d.	As reasonably requested by Buyer from time to time in writing, Seller will furnish to Buyer monthly electronic Mortgage Loan performance data, including, without limitation, a Mortgage Loan Schedule, delinquency reports, pool analytic reports and static pool reports (i.e., delinquency, foreclosure and net charge off reports) and monthly stratification reports summarizing the characteristics of the Mortgage Loans.

Exhibit A-5